EXHIBIT 2

PROJECT SAIL

Term Sheet

Dated as of September 2, 2014

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Norwegian Cruise Line Holdings Ltd. (“NCL”), Portland Merger Sub, Inc. (“Merger Sub”), Prestige Cruises International, Inc. (“Prestige”) and Apollo Management, L.P. in its capacity as sellers’ representative, and the transactions contemplated by the Merger Agreement, including the merger (the “Merger”) of Merger Sub with and into Prestige.  Subject to the closing of the Merger, the following term sheet (the “Term Sheet”) sets forth certain modifications to the existing contractual relationship among GHK, Apollo and TPG set forth in the Amended and Restated Shareholders’ Agreement, dated as of January 24, 2013, by and among NCL and the parties thereto (the “Shareholders’ Agreement”).  Capitalized terms used in this Term Sheet and not defined shall have the meanings given to such terms in the Shareholders’ Agreement.  For purposes of this Term Sheet and the Shareholders’ Agreement, in addition to the existing Apollo Entities, the term “Apollo Entities” shall be deemed to include all of the investment funds affiliated with Apollo entitled to obtain Ordinary Shares pursuant to the Merger Agreement (the “Joining Apollo Entities”), and the term “Apollo” shall be deemed to include all Joining Apollo Entities, collectively.  The parties hereto agree to cooperate and negotiate in good faith to enter into a definitive agreement memorializing the terms of this Term Sheet (the “Definitive Agreement”).  This Term Sheet shall be binding and enforceable on the parties signatory to this Term Sheet until such time as the parties execute and deliver the Definitive Agreement superseding this Term Sheet.  Except for the specific acknowledgements and agreements contained herein, the rights of the parties to the Shareholders’ Agreement under the Shareholders’ Agreement shall remain unmodified in full force and effect.

Joinder	Upon the consummation of the Merger, the Joining Apollo Entities will sign a joinder to the Shareholders’ Agreement.

Lock-up:

From the closing of the Merger until January 1, 2016, Apollo will maintain ownership of a number of Ordinary Shares at least equal to the number of Ordinary Shares obtained by Apollo pursuant to the Merger Agreement (giving effect to equitable adjustments for splits, combinations, recapitalizations and similar transactions) (such minimum number of Ordinary Shares, the “Base Amount”) and agrees not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, Ordinary Shares that would reduce its holdings below the Base Amount or otherwise enter into any arrangement or transaction that will have an economic effect of transferring the ownership of Ordinary Shares so that Apollo’s holdings are reduced below the Base Amount, whether any such arrangement or transaction is to be settled physically, in cash or otherwise; provided that, notwithstanding anything to the contrary set forth in this Term Sheet, the foregoing shall not restrict:

•      Any Transfer of Ordinary Shares to a Permitted Transferee of Apollo (provided that the holdings of such Permitted Transferee shall be subject to the same restriction as stated above considered in the aggregate together with Apollo); or

•      Any Transfer of Ordinary Shares with the written consent of GHK.

Miscellaneous:

Apollo shall not have the Apollo Board Rights with respect to Prestige or its subsidiaries and the words “and to the board of directors and any committee of the board of directors of each Subsidiary of the Company” set forth in Section 6(e)(i) of the Shareholders’ Agreement shall not apply to Prestige or its subsidiaries as they relate to Apollo.

IN WITNESS WHEREOF, the undersigned have duly executed this Term Sheet as of the date first written above.

PCI INVESTCO I, INC.

By:
Name:
Title:

PCI INVESTCO II, INC.

By:
Name:
Title:

PCI INVESTCO III, INC.

By:
Name:
Title:

PCI INVESTCO IV, INC.

By:
Name:
Title:

AAA GUARANTOR — CO-INVEST VI(B), L.P.

By:
Name:
Title:

[Signature Pages to Term Sheet]

AIF VI EURO HOLDINGS, L.P.

By:
Name:
Title:

AAA GUARANTOR-CO-INVEST VII, L.P.

By:
Name:
Title:

AIF VII EURO HOLDINGS, L.P.

By:
Name:
Title:

AIF VI NCL (AIV), L.P.

By:
Name:
Title:

AIF VI NCL (AIV II), L.P.

By:
Name:
Title:

[Signature Pages to Term Sheet]

AIF VI NCL (AIV III), L.P.

By:
Name:
Title:

AIF VI NCL (AIV IV), L.P.

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS (DELAWARE) VI, L.P.

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS (DELAWARE 892) VI, L.P.

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS VI, L.P.

By:
Name:
Title:

[Signature Pages to Term Sheet]

APOLLO OVERSEAS PARTNERS (GERMANY) VI, L.P.

By:
Name:
Title:

[Signature Pages to Term Sheet]

TPG VIKING, L.P.

By:
Name:
Title:

TPG VIKING AIV I, L.P.

By:
Name:
Title:

TPG VIKING AIV II, L.P.

By:
Name:
Title:

TPG VIKING AIV III, L.P.

By:
Name:
Title:

[Signature Pages to Term Sheet]

GENTING HONG KONG LIMITED

By:
Name:
Title:

STAR NCLC HOLDINGS LTD.

By:
Name:
Title:

[Signature Pages to Term Sheet]

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:
Name:
Title:

[Signature Pages to Term Sheet]